SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2001

BIOCRYST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation or Organization)

000-23186	62-1413174
(Commission File Number)	(I.R.S. Employer Identification No.)

2190 Parkway Lake Drive; Birmingham, Alabama 35244
(Address and Zip Code of Principal Executive Offices)

(205) 444-4600
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events:

On April 30, 2001, BioCryst Pharmaceuticals, Inc. announced Ortho-McNeil Pharmaceuticals, Inc. (Ortho-McNeil) and the R.W. Johnson Pharmaceutical Research Institute (RWJPRI), both Johnson & Johnson companies, gave four months prior notice of termination as required by the worldwide license agreement with BioCryst to develop and market products to treat and prevent viral influenza. The drug candidate, currently named RWJ-270201, is being tested in Phase III clinical trials in Europe, which are still blinded. Ortho-McNeil indicated that this business decision was not related to the safety or efficacy of the drug, but that other of its drug development programs were of a higher priority. The information contained in the press release dated April 30, 2001 related to the termination is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.    Exhibits

(c)	Exhibits

Number	Description
99.1	Press release dated April 30, 2001, “Ortho-McNeil Pharmaceutical, Inc. and the R.W. Johnson Pharmaceutical Research Institute to Terminate Worldwide Influenza Collaboration.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCRYST PHARMACEUTICALS, INC.

Date: May 1, 2001	/s/ W. Randall Pittman
——————————— W. Randall Pittman
Chief Financial Officer and Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press release dated April 30, 2001, “Ortho-McNeil Pharmaceutical, Inc. and the R.W. Johnson Pharmaceutical Research Institute to Terminate Worldwide Influenza Collaboration.”	4

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